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                                                     Exhibit 23


CONSENT OF INDEPENDENT AUDITORS




The Board of Directors
The St. Paul Companies, Inc.:

We consent to incorporation by reference in the Registration Statement on Form S-8 (SEC File No. 2-69894, No. 33-15392, No. 33-20516, No. 33-23446,
No. 33-23948, No. 33-24220, No. 33-24575, No. 33-26923, and No. 33-49273)
and Form S-3 (SEC File No. 33-33931 and No. 33-50115) of The St Paul Companies, Inc., of our reports dated January 24, 1994, relating to the consolidated balance sheets of The St. Paul Companies, Inc. and subsidiaries as of December 31, 1993 and 1992, and the related consolidated statements of operations, common shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1993, and to the related financial statement schedules, which reports appear in the 1993 annual report to shareholders and annual report on Form 10-K for the year 1993 of The St. Paul Companies, Inc.


St. Paul, Minnesota                        /s/ KPMG Peat Marwick
March 18, 1994                             ---------------------
                                               KPMG Peat Marwick